TRANSFER AGENCY AGREEMENT

THIS AGREEMENT effective as of July 1, 2019, by and between VICTORY CAPITAL TRANSFER AGENCY, INC., a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas ("Transfer Agent"), and USAA MUTUAL FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware, and having a place of business in San Antonio, Texas (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act") with authorized and issued shares of capital stock (the "Shares"); and

WHEREAS, the Trust desires to retain the Transfer Agent to render transfer agent and dividend disbursement agent services hereunder for each of the Trust's separate portfolios set forth on Schedule A hereto, as such Schedule may be revised from time to time (each a "Fund" and, collectively, the "Funds") to provide for the sale and distribution of Shares, and the Transfer Agent is willing to render such services;

NOW, THEREFORE, WITNESSETH: that it is hereby agreed between the parties hereto to amend and restate the Agreement as follows:

1. APPOINTMENT OF THE TRANSFER AGENT.

The Trust hereby appoints the Transfer Agent to act as transfer agent and dividend disbursing agent for the Funds for the period and on the terms herein set forth. the Transfer Agent accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. SCOPE OF APPOINTMENT.

The Transfer Agent shall serve as the transfer agent and dividend disbursing agent for the Trust, and shall perform the transfer-agency services with respect to the Funds as set forth in Schedule B; provided, that the Transfer Agent shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Trust and the Transfer Agent or its affiliates with respect to the Funds.

3. FEES.

The Trust shall pay the Transfer Agent for the services to be provided by the Transfer Agent under this Agreement in accordance with, and in the manner set forth in, Schedule C hereto. Fees for any additional services to be provided by the Transfer Agent shall be subject to mutual agreement at the time such amendment to this Agreement is proposed.

The parties acknowledge and agree that contractual fees for services under the Agreement may differ between Funds and between Classes due to a variety of factors, including but not limited to, the nature and extent of services in connection with a particular share class (e.g., retail vs. institutional) and account type (e.g. omnibus vs. direct accounts).

4. REIMBURSEMENT OF EXPENSES.

In addition to paying the Transfer Agent the annual maintenance charges set forth in Schedule C hereto, the Trust agrees to reimburse the Transfer Agent (and any Agents) for all reasonable out-of-pocket expenses, charges, and other disbursements incurred by the Transfer Agent in connection with the performance of services under this Agreement, including, but not limited to, the following:

(a)Forms. The cost of any and all forms, computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other forms of printed material which shall be required by the Transfer Agent for the performance of the services provided hereunder.

(b)Delivery Charges. The cost of all postage, couriers, express delivery services, freight charges, fulfilment costs, and other delivery and bonding charges incurred in delivering materials to and receiving materials from the Trust and its shareholders, including all shareholder reports, prospectuses, statements of shareholder accounts and tax filings.

(c)Communication Charges. The cost of all direct telephone, telephone transmission, telecopy, internet, or other electronic transmission expenses (e.g., voice response systems) incurred in communicating with shareholders of the Trust, including the costs of developing, maintaining and making available to shareholders systems that will permit shareholders to effect transactions by telephone or electronic means.

(d)Maintenance of Shareholder Records. The cost of maintaining all records of shareholder accounts, including, but not limited to, expenses relating to electronic imaging, microfilm and microfiche.

(e)Electronic Shareholder Information Systems. The cost of developing, maintaining and making available to shareholders systems that will permit shareholders to access shareholder reports, prospectuses and statements of shareholder account via the internet or other electronic means.

(f)Tax Reporting Services. The costs of developing and maintaining systems and services for withholding sums required to be withheld under applicable federal and state income tax laws, rules and regulations, or as may be requested by the Trust to enable shareholders to comply with applicable tax requirements.

(g)Counsel Fees. Reimbursement for all counsel fees incurred by the Transfer Agent in connection with the performance of its duties under this Agreement, unless such fees are incurred on a matter involving the Transfer Agent's willful misconduct or gross negligence.

(h)Cash and Asset Management Services. Reimbursement of all expenses incurred by the Transfer Agent in connection with cash and asset management services arrangements and check processing fees.

(i)Blue Sky Registration Fees. Reimbursement of fees associated with registering the Funds in various states.

(j)IRA Custody. Fees related to custodying IRA accounts for shareholders.

(k)NSCC and Related Fees.

(l)Fulfillment costs.

(m)Sales taxes paid on behalf of the Trust.

(n)Any expenses incurred at the written direction of a duly-authorized officer of the Trust.

5. DOCUMENTS.

In connection with the appointment of the Transfer Agent as transfer agent, the Trust shall provide the Transfer Agent with the following documents:

(a)Certified copies of the Master Trust Agreement of the Trust and all amendments thereto;

(b)The Trust's Bylaws and any amendments thereto; and

(c)A copy of the resolution of the Board of Trustees of the Trust authorizing this Agreement.

The Trust shall also furnish from time to time the following documents:

(a)Amendments to or restatements of the Trust's Master Trust Agreement and Bylaws;

(b)Fund Prospectuses and Statements of Additional Information;

(c)Forms of shareholder account opening documents; and

(d)Copies of the Funds' Anti-Money Laundering and Identity Theft Policies and Procedures, including any amendments thereof;

(e)Any other Trust policies and procedures, certificates, certified Board resolutions, and other documents or opinions which the Transfer Agent may, from time to time in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties and request.

6. SHARE CERTIFICATES.

To the extent that the Trust wishes to issue share certificates, the Trust shall supply the Transfer Agent with a sufficient supply of blank share certificates and from time to time shall renew such supply upon request of the Transfer Agent. Such blank share certificates shall be properly signed, manually or by facsimile, if authorized by the Trust, and shall bear the Trust seal or facsimile thereof; and notwithstanding the death, resignation or removal of any officers of the Trust authorized to sign share certificates, the Transfer Agent may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Trust.

7. NOTICE OF DISTRIBUTION.

The Trust shall promptly inform the Transfer Agent of the declaration of any dividend or distribution on account of its Shares.

8. BOOKS AND RECORDS.

The Transfer Agent shall maintain records showing for each investor's account the following:

(a)Names, addresses and tax identifying numbers;

(b)Number of Shares held;

(c)Historical information regarding the account of each shareholder, including dividends paid and date and price for all transactions;

(d)Any stop or restraining order placed against the account;

(e)Information with respect to withholdings in the case of a foreign account;

(f)Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

(g)Certificate numbers and denominations for any shareholder holding certificates; and

(h)Any information required in order for the Transfer Agent to perform the calculations contemplated or required by this Agreement.

The Transfer Agent shall preserve any such records required to be maintained by Rule 31a-1 under the 1940 Act in the manner and for the periods prescribed in Rule 31a-2 under the 1940 Act. Such 'record retention shall be at the expense of the Trust and records may be inspected by the Trust at reasonable times. The Transfer Agent, may at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Transfer Agent files, records and documents created and maintained by the Transfer Agent pursuant to this Agreement, which are no longer needed by the Transfer Agent in performance of its services or for its protection. If not so turned over to the Trust, such records and documents will be retained by the Transfer Agent for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six-year period, such records and documents may either be turned over to the Trust, or destroyed in accordance with the Trust's authorization.

9.CONFIDENTIALITY; REGULATION S-P

(a)The Transfer Agent shall keep confidential all books and records relating to the Trust and its shareholders, except when (i) disclosure is required by law, (ii) the Transfer Agent is advised by counsel that it may incur liability for failure to make a disclosure, (iii) the Transfer Agent is requested to divulge such information by a court, governmental agency or entity or by a self-regulatory organization registered under the Securities Exchange Act of 1934, or (iv) as requested or authorized by the Trust (including pursuant to its policies and procedures). The Transfer Agent shall provide the Trust with reasonable advance notice of disclosure pursuant to items (i) – (iii) of the previous sentence, to the extent reasonably practicable.

(b)Nonpublic personal financial information relating to consumers or customers of the Trusts provided by, or at the direction of the Trust to the Transfer Agent, or collected or retained by the Transfer Agent in the course of performing its duties under this Agreement, shall be considered confidential information. the Transfer Agent shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of the Transfer Agent involved in servicing the Funds except at the direction of the Trust or the Funds or as required or permitted by law. the Transfer Agent represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. The Trust represents to the Transfer Agent that the Trust has adopted a statement of its privacy policies and practices as required by the SEC's Regulation S-P and agrees to provide the Transfer Agent with a copy of that statement annually.

10.INFORMATION TO BE FURNISHED TO TRUST.

The Transfer Agent shall furnish to the Trust periodically as agreed upon the following information, including but not limited to:

(a)A copy of the daily transaction register;

(b)Dividend and reinvestment amounts;

(c)The total number of Shares distributed in each state for "blue sky" purposes as determined according to instructions delivered from time to time by the Trust to the Transfer Agent;

(d)Shareholder lists and statistical information as may be agreed upon from time to time; and

(e)Such other reports at such times as are reasonably requested by the Trust.

The Trust agrees to examine each such report or copy promptly and will report or cause to be reported any errors or discrepancies therein.

11. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

The Trust assumes all responsibility for the preparation, contents and distribution of each prospectus of the Trust for complying with all applicable requirements of the Securities Act of 1933, as amended, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. Except as specifically agreed in writing between the Transfer Agent and the Trust, the Transfer Agent shall have no obligation, when crediting Shares or countersigning and issuing certificates for Shares, if any, to take cognizance of any other laws relating to the issue and sale of such Shares.

12. FORCE MAJEURE.

The Transfer Agent shall not be liable for loss of data, occurring by reason of circumstance beyond its control, including but not limited to acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, acts of terrorism, riots, or failure of transportation, communication or power supply. The Transfer Agent shall use its best efforts to minimize the likelihood of all damage, loss of data, delays and errors resulting from uncontrollable events, and if such damage, loss of data, delays or errors occur, the Transfer Agent shall use its best efforts to mitigate the effects of such occurrence.

13. STANDARD OF CARE.

The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless such error is caused by its gross negligence, bad faith, willful misconduct or reckless disregard of its obligations or that of its employees.

14. INDEMNIFICATION.

The Trust shall indemnify and hold the Transfer Agent harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit in connection with its acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or the functions of transfer and dividend disbursing agent and plan agent, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized officer of the Trust, or upon any information, data, records or documents provided the Transfer Agent or its agents by computer tape, telex, CRT data entry or other similar means authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Transfer Agent in cases of its own gross negligence, bad faith, willful misconduct or reckless disregard of its obligations, and further provided, that prior to confessing any claim against it which may be the subject of this indemnification, the Transfer Agent shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of the Transfer Agent.

15. ADVICE OF COUNSEL

The Transfer Agent may rely on written advice provided by Fund Counsel or other expert authorized in writing by the Trust, provided that Fund Counsel is not obligated to provide advice to the Transfer Agent for any reason. In no event shall the Transfer Agent be liable to the Trust or any Fund or any shareholder or beneficial owner of the Trust for any action reasonably taken pursuant to written advice provided by an expert explicitly authorized by the Trust.

16. FURTHER ACTIONS.

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

17.DURATION AND TERMINATION OF THIS AGREEMENT.

(a)Duration. This Agreement shall become effective as of the date first set forth above and unless terminated shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved in accordance with applicable laws and regulations.

(b)Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Transfer Agent on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate upon its assignment by the Transfer Agent.

18.AMENDMENT.

This Agreement may be modified or amended from time to time by mutual written agreement between the parties hereto.

20. USE OF THIRD PARTY SERVICES.

The Transfer Agent may, from time to time, and without the prior consent of the Trust, enter into arrangements with one or more third parties, including a sub-transfer agent, (each an "Agent") to perform on its behalf a portion or all of the functions under this Agreement for the Trust. In no event shall the amount charged to the Trust exceed the amount set forth on Schedule A for each series, as applicable. The Transfer Agent shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such Agents, provided that the Transfer Agent acts in good faith and with reasonable care in the selection and retention of such Agents.

The Transfer Agent may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any the Transfer Agent affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.

19. TRUST DISCLAIMER.

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Master Trust Agreement.

20. LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS

Victory Capital acknowledges the following limitation of liability:

The terms "USAA Mutual Funds Trust" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust's Master Trust Agreement, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

21. THIRD-PARTY BENEFICIARIES

No person other than the Funds and the Transfer Agent is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Funds any direct, indirect, derivative, or other rights against the Transfer Agent, or (ii) create or give rise to any duty or obligation on the part of the Transfer Agent (including without limitation any fiduciary duty) to any person other than the Funds (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

22. GOVERNING LAW

This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

VICTORY CAPITAL TRANSFER AGENCY,	USAA MUTUAL FUNDS TRUST
INC.
By: /s/ Michael D. Policarpo_______________	By:	/s/ Christopher K. Dyer

Name: Michael D. Policarpo	Name: Christopher K. Dyer
Title: President, Chief Financial Officer and Chief	Title: President
Administrative Officer

SCHEDULE A

TO THE TRANSFER AGENCY AGREEMENT

	FUNDS
1.	USAA 500 Index Fund	24.	USAA Managed Allocation Fund
2.	USAA Aggressive Growth Fund	25.	USAA Money Market Fund
3.	USAA California Bond Fund	26.	USAA NASDAQ-100 Index Fund
4.	USAA Capital Growth Fund	27.	USAA New York Bond Fund
5.	USAA Cornerstone Aggressive Fund	28.	USAA Precious Metals and Minerals Fund
6.	USAA Cornerstone Conservative Fund	29.	USAA Science & Technology Fund
7.	USAA Cornerstone Equity Fund	30.	USAA Short-Term Bond Fund
8.	USAA Cornerstone Moderate Fund	31.	USAA Small Cap Stock Fund
9.	USAA Cornerstone Moderately Aggressive	32.	USAA Target Managed Allocation Fund
	Fund	33.	USAA Target Retirement 2020 Fund
10.	USAA Cornerstone Moderately Conservative	34.	USAA Target Retirement 2030 Fund
	Fund	35.	USAA Target Retirement 2040 Fund
11.	USAA Emerging Markets Fund	36.	USAA Target Retirement 2050 Fund
12.	USAA Extended Market Index Fund	37.	USAA Target Retirement 2060 Fund
13.	USAA Global Equity Income Fund	38.	USAA Target Retirement Income Fund
14.	USAA Global Managed Volatility Fund	39.	USAA Tax Exempt Intermediate-Term Fund
15.	USAA Government Securities Fund	40.	USAA Tax Exempt Long-Term Fund
16.	USAA Growth & Income Fund	41.	USAA Tax Exempt Money Market Fund
17.	USAA Growth and Tax Strategy Fund	42.	USAA Tax Exempt Short-Term Fund
18.	USAA Growth Fund	43.	USAA Treasury Money Market Trust
19.	USAA High Income Fund	44.	USAA Ultra Short-Term Bond Fund
20.	USAA Income Fund	45.	USAA Value Fund
21.	USAA Income Stock Fund	46.	USAA Virginia Bond Fund
22.	USAA Intermediate-Term Bond Fund	47.	USAA World Growth Fund
23.	USAA International Fund

A-1

SCHEDULE B

TO THE TRANSFER AGENCY AGREEMENT

TRANSFER AGENCY SERVICES

The Transfer Agent will perform all transfer agency services during the term of this Agreement on behalf of the Trust, other than any additional service not set forth in this Agreement which the Trusts request Victory Capital to provide and which Victory Capital declines to provide in writing. Subject to the foregoing, Victory Capital's responsibilities include, but are not limited to, the following services:

1.Shareholder Transactions Financial Processing

(a)Process Shareholder purchase and redemption orders in accordance with terms set forth in the Offering Documents.

(b)Process transfers and exchanges.

(c)Process dividend and capital gain payments, including the purchase of new shares, through dividend and capital gain reinvestment.

(d)Where applicable, process redemption fee.

(e)Balance daily transaction activity.

(f)Manage daily ACH transmissions.

(g)Process pre-authorized draft purchases.

(h)Process systematic withdrawals.

(i)Process payments to multiple payees.

(j)Complete cash settlement between Funds, custodians, National Securities Clearing Corporation ("NSCC") and Shareholders.

(k)Prepare and manage daily open items report. Non-Financial Processing

(a)Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

(b)Issue confirmations for purchases, redemptions, and other confirmable transactions.

(c)Issue periodic statements for Shareholders.

(d)Establish accounts for relationship linking.

(e)Process change of registration requests for Loss of Loved One (SRTs) and facilitate asset transition to beneficiaries.

Miscellaneous/Other

(a)Communicate and coordinate corporate action events.

(b)Complete quality assurance review of transactions processed by the Transfer Agent.

(c)Image all source documentation.

(d)Calculate and produce Shareholder tax records (1099's,5498's, etc.) by IRS deadlines.

(e)Reconcile Shareholder Demand Deposit Accounts (DDA) (e.g., subscription and liquidation bank accounts).

(f)Tracking and invoicing gain/loss in accordance with the Funds' policy and working in conjunction with the Funds' accounting service provider(s) to book any receivables due to the Funds.

(g)Review Organic Documents, Offering Documents, Policies and Procedures, and amendments to any of the foregoing received by the Transfer Agent and in connection with the Services and this Agreement.

Additional Services Related to IRA Accounts ("IRA Services")

(a)Perform good order review by IRS guidelines of documents required to open new retirement accounts for Shareholders. This includes obtaining for each Shareholder a retirement application executed by such Shareholder and the custodian.

(b)Perform good order review by IRS guidelines and process transfers specific to retirement accounts. This include transfers from prior custodian or to successor custodians, direct rollovers from qualified plans, and Roth conversions. This includes obtaining acceptance by an authorized delegate of the successor custodian.

(c)Perform annual population extraction, notification, IRS good order review, and processing of required mandatory distributions for Shareholders aged 70½ or older.

(d)Record the names of beneficiaries identified by the holder of the IRA Account ("Account Holder").

(e)Calculate distributions, withdrawals, required withholding and other payments to Account Holders.

(f)Process contributions and distributions for Account Holders.

(g)Collect close-out and/or custodial fees when retirement plan assets are fully liquidated from accounts and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

(h)Collect custodial fees from Account Holders who elect prepayment and disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

(i)Coordinate and execute the annual IRA custodial fee event to collect fees from active retirement plan Account Holders via asset liquidation. Disburse revenue in accordance with prospectus, IRA disclosure, and/or IRA custodial agreement.

(j)Retain all IRS required Account Holder documents in original form. These documents will include IRS Form 5303-A, Forms 5305-A, -RA, - EA, -SA, -SEP, and 403(b)(7) plan agreements.

(k)Tracking, production, and filing to Account Holders and government entities of federal and state tax forms specific to retirement plan accounts (i.e. Forms 1099-R and 5498).

(l)Complete annual W-4P federal withholding solicitation.

(m)Maintain Form W-4P elections for federal and state withholding on retirement plan distributions for each retirement plan shareholder and perform withholding accordingly.

(n)Respond to Account Holders' written and verbal operational inquiries related to their retirement accounts.

2.Shareholder Information Services

(a)Produce detailed history of transactions through duplicate statements upon request.

(b)Provide mailing labels for distribution of financial reports, prospectuses, proxy statements and/or marketing material to current Shareholders, upon request.

(c)Provide primary call center service and email support related to Operational Servicing of the Mutual Funds and 529 Plan. Activity and Product support include the following:

(i)403(b)(7)

(ii)Cost Basis Support

(iii)Balance and Historical Account Information

(iv)Account Maintenance

(v)RMD Support

(vi)Tax Form Requests and Support

(vii)Not In Good Order support and resolution

(viii)Web Navigation Support

The Transfer Agent will provide cross-coverage for calls of an administrative nature, but the Transfer Agent will not to perform sales and distribution activities and employees of the Transfer Agent will not provide investment advice.

3.Compliance Reporting & Sanction Screening

(a)Prepare and distribute appropriate Internal Revenue Service forms for corresponding Funds' and Shareholders' income and capital gains.

(b)Issue tax withholding reports to the Internal Revenue Service.

(c)Review Shareholders' names against lists of suspected terrorists and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control.

4.Shareholder Account Maintenance

(a)Maintain all Shareholders' records for each account in USAA Funds.

(b)Issue customer statements on a scheduled cycle, and provide duplicate second and third-party copies, if required.

(c)Record Shareholders' account information changes.

(d)Maintain account documentation files for each Shareholder.

5.Dealer/Load Processing (if applicable)

(a)Calculate fees due under 12b-1 plans for distribution and marketing expenses.

(b)Provide for payment of 12b-1 fees and/or shareholder servicing fees to dealers.

(c)Where appropriate information is provided, process purchases made under the rights of accumulation or letter of intent privileges at the appropriate breakpoint.

(d)Provide for payment of commission on direct Shareholders' purchases in a load fund.

(e)Calculate redemption fee, if any.

(f)Account for separation of Shareholders' investments from transaction sale charges for purchases of Funds' shares.

(g)Reporting and payment support of back-end sales charges for applicable share classes.

(h)Reporting and payment support of finder's fees/jumbo commissions.

(i)Reporting and payment support of trust trail fees/sub-transfer agency trail fees

6.Blue Sky Services

Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities' authorities the registration statements and reports for the Funds and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Funds and the Shares with state securities authorities to enable each Fund to make a continuous offering of its Shares.

7.Anti-Money Laundering Services and Suspicious Activity Reports

The Funds have implemented and, during the term of this Agreement, will continue to maintain an anti- money laundering ("AML") program and AML control Policies and Procedures, including their Customer Identification Program ("CIP"), in compliance with the requirements of the USA PATRIOT Act ("Act") and the rules and regulations promulgated by the United States Treasury Office of Foreign Assets Control (collectively, "OFAC regulations") as required under the Act. The Transfer Agent will perform the CIP requirements of the Funds, including, but not limited to, the OFAC regulations, on behalf of the Funds. The Transfer Agent agrees that the Funds shall rely on the Transfer Agent pursuant to Section 326 of the Act and the rules thereunder ("Section 326"). Activities the Transfer Agent will conduct will include but not be limited to:

(a)Verify Shareholders' identity upon opening new accounts.

(b)Monitor, identify and report Shareholders' transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service, or each such agency's designated agent, in each case consistent with Funds' AML program.

(c)Place holds on transactions in Shareholders' accounts or freeze assets in Shareholders' accounts, as provided in Funds' AML program.

(d)Create documentation to provide a basis for law enforcement authorities to trace illicit funds.

(e)Maintain all records or other documentation related to Shareholders' accounts and transactions therein that are required to be prepared and maintained pursuant to Funds' AML Program, and make the same available for inspection by (i) Funds' AML Compliance Officer, (ii) any auditor of Funds' AML Program or related procedures, policies or controls that has been designated by the Funds in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of Funds' AML Compliance Officer.

(f)Arrange for periodic reviews, at least annually, to be performed by internal auditors or other auditors chosen by the Transfer Agent concerning the Transfer Agent operations related to the AML services.

8.NSCC Services

Commencing when NSCC accounts are converted from Bank of New York Mellon to the Transfer Agent:

(a)NSCC Transaction processing in accordance with NSCC operating guidelines and the Funds' operating model as defined by the Funds and agreed to by the Transfer Agent; including review and resolution of NSCC transaction rejects in conjunction with broker/dealer back offices and the Funds.

(b)Daily (nightly) distribution of daily net asset values ("NAVs") via NSCC operating protocols for those for parties that have activated the option to receive NAVs in this manner.

(c)Facilitation and support of monthly NSCC billing.

(d)Toll free support line providing a single point of contact for broker/dealer back offices.

9.Profile II Services

The Transfer Agent will populate the Mutual Fund Profile II database ("Profile II") of the NSCC with the appropriate data for the pertinent record types with respect to the Funds. The Transfer Agent will obtain the information set forth above from the Transfer Agent's internal records, Funds' prospectuses and other Funds' documents, and third parties that provide services to the Funds or to the Transfer Agent. The Transfer Agent will use all commercially reasonable efforts to ensure that such information is accurate and updated on a timely basis, but the Transfer Agent cannot guarantee that such information will be accurate or timely updated.

10. 22c-2 Services

Program Launch Services

(a)Perform business analysis, including review of: (1) Fund-specific market timing and redemption fee policies, (ii) Funds' Intermediaries and trading practices and (iii) NSCC/DTCC membership status

(b)Organize Fund-specific rules and apply to a Rule 22c-2 ("Rule") under the Investment Company Act of 1940 analytic database

(c)Upload or input setup data

(d)Setup Rule system management reports

(e)Establish and confirm intermediary data delivery protocols, including intermediary contact information, trade detail request process and flows, exception process procedures and trade detail delivery protocols

(f)Perform Rule system user acceptance testing

(g)Verify and test setup of Fund-specific system rules

(h)Perform pass-through tests as necessary

(i)Perform production testing of Rule system functionality

Shareholder Information Agreement Services

(a)Mail, maintain, and track Shareholders' information agreements (the "Shareholder Information Agreements") that the Funds' transfer agent, distributor, or other appropriate party shall enter into with such Intermediaries as may be mutually agreed upon by the Funds and the Transfer Agent, which Agreements will be based on the standard Investment Company Institute form with such modification as the Funds and the Transfer Agent mutually agree upon (the "Approved Form").

(b)Provide monthly reporting to the Funds, the Board, and the Trust's Chief Compliance Officer ("CCO"') with respect to the status of each Shareholder Information Agreement until completion of the project.

Transaction Compliance Services

(a)Establish system protocols with Intermediaries to transmit transaction data (which transaction data is intended to meet the requirements of the Rule) to the Funds or its designee on behalf of the Funds. This data may include tax identification numbers of Shareholders that purchased, redeemed, transferred, or exchanged shares held through an account with an Intermediary (which term shall mean one of the Intermediaries), and the amounts and dates of such Shareholders' purchases, redemptions, transfers, and exchanges.

Trade monitoring services

(a)Monitor the Funds' shareholders' trading activity periodically for adherence with the Funds' market timing policy and provide monthly reporting to the Funds, the Board, and the CCO with respect to frequent trading activity, as defined in the Funds' policy. The reporting to be performed by the Transfer Agent will include trade exception volumes (direct and Intermediary), correspondence volumes (direct and Intermediary), redemption fees applied (if applicable), redemption fees waived (if applicable) and Funds' waivers of trade exceptions.

Redemption fee oversight

(a)For accounts held in the Transfer Agent' transfer agent shareholder recordkeeping system, monitor redemption fee application for Funds; monitor the payment of such redemption fees; track and report Funds' waivers of such redemption fees when circumstances suggest an Intermediary is not assessing redemption fees or that abusive market timing is occurring; follow- up with Intermediaries on the imposition and collection of such redemption fees on behalf of the Funds; and provide monthly reporting to the Funds, the Board, and the CCO.

Exception management

Communicate and follow-up with Intermediaries and Funds' officers or designees on any identified exceptions to Funds' market timing policies. Actions might include requesting that the Intermediary provide more information on trading practices of an account owner, restricting or prohibiting further purchases or exchanges by a specific Shareholder who has engaged in trading that violates a Funds' market timing policies, or coordinating with the Funds and the distributor the termination of a selling group agreement.

11.Other Technology

Maintain call center (telephony and electronic transmission expenses (e.g., voice response systems) and other technology relating to shareholder access to account information and facilitates transactions.

Correspondence and Shareholder Complaints

(a)Answer correspondence from shareholders relating to their Share accounts and such other correspondence as may from time to time be mutually agreed upon.

(b)Respond to customer complaints with respect to the provision of the services, including the handling, documentation, resolution and communication of customer complaints.

Oversight of Sub-Transfer Agents

Select and oversee the activities of sub-transfer and other Agents engaged by the Transfer Agent with respect to the transfer agency services provided to the Funds.

Other Services

Provide such other services as the parties may from time to time agree in writing.

SCHEDULE C

TO THE TRANSFER AGENCY AGREEMENT

FEE SCHEDULE

Annual Maintenance Charges — The annual maintenance charge for the following Funds includes the processing of all transactions and correspondence. The fee is billable on a monthly basis at the rate of 1/12 of the annual fee. The Transfer Agent will charge for each open and funded account as appropriate in the business judgment of the Transfer Agent from the month the account is opened through January of the year following the year all funds are redeemed from the account.

Aggressive Growth Fund Shares	$23.00
Capital Growth Fund Shares	$23.00
California Bond Fund Shares and Adviser Shares	$25.50
Cornerstone Aggressive Fund Shares	$23.00
Cornerstone Conservative Fund Shares	$0.00
Cornerstone Equity Fund Shares	$0.00
Cornerstone Moderate Fund Shares	$23.00
Cornerstone Moderately Aggressive Fund Shares	$23.00
Cornerstone Moderately Conservative Fund Shares	$23.00
Emerging Markets Fund Shares and Adviser Shares	$23.00
Extended Market Index Fund Shares	$23.00
Global Equity Income Fund Shares	$23.00
Global Managed Volatility Fund Shares	$23.00
Government Securities Fund Shares and Adviser Shares	$25.50
Growth & Income Fund Shares and Adviser Shares	$23.00
Growth and Tax Strategy Fund Shares	$23.00
Growth Fund Shares	$23.00
High Income Fund Shares and Adviser Shares	$25.50
Income Stock Fund Shares	$23.00
Income Fund Shares and Adviser Shares	$25.50
Intermediate-Term Bond Fund Shares and Adviser Shares	$25.50
International Fund Shares and Adviser Shares	$23.00
Nasdaq-100 Index Fund Shares	$23.00
New York Bond Fund Shares and Adviser Shares	$25.50
Precious Metals and Minerals Fund Shares and Adviser Shares	$23.00
500 Index Fund Member Shares and Reward Shares	$20.00
Science & Technology Fund Shares and Adviser Shares	$23.00
Short-Term Bond Fund Shares and Adviser Shares	$25.50
Small Cap Stock Fund Shares	$23.00
Tax Exempt Intermediate-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Long-Term Fund Shares and Adviser Shares	$25.50
Tax Exempt Short-Term Fund Shares and Adviser Shares	$25.50
C-1

Ultra Short-Term Bond Fund Shares	$25.50
Value Fund Shares and Adviser Shares	$23.00
Virginia Bond Fund Shares and Adviser Shares	$25.50
World Growth Fund Shares and Adviser Shares	$23.00

Annual Transfer Agency Fee — The annual fee for the following Funds includes the processing of all transactions and correspondence. The fee is calculated on average daily net assets at the rate noted below and is accrued daily and paid monthly.

Aggressive Growth Fund Institutional Shares	0.10%
Capital Growth Fund Institutional Shares	0.10%
Emerging Markets Fund Institutional Shares	0.10%
Global Equity Income Fund Institutional Shares	0.10%
Global Managed Volatility Fund Institutional Shares	0.05%
Government Securities Fund Institutional Shares	0.10%
Government Securities Fund R6 Shares	0.01%
Growth Fund Institutional Shares	0.10%
Growth & Income Fund Institutional Shares	0.10%
High Income Fund Institutional Shares	0.10%
High Income Fund R6 Shares	0.01%
Income Fund Institutional Shares	0.10%
Income Fund R6 Shares	0.01%
Income Stock Fund Institutional Shares	0.10%
Income Stock Fund R6 Shares	0.01%
Intermediate-Term Bond Fund Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.01%
International Fund Institutional Shares	0.10%
International Fund R6 Shares	0.01%
Managed Allocation Fund Shares	0.05%
Money Market Fund Shares	0.25%
Nasdaq-100 Index Fund R6 Shares	0.01%
Precious Metals and Minerals Fund Institutional Shares	0.10%
Short-Term Bond Fund Institutional Shares	0.10%
Short-Term Bond Fund R6 Shares	0.01%
Small Cap Stock Fund Institutional Shares	0.10%
Target Managed Allocation Fund Shares	0.05%
Target Retirement Income Fund Shares	0.00%
Target Retirement 2020 Fund Shares	0.00%
Target Retirement 2030 Fund Shares	0.00%
Target Retirement 2040 Fund Shares	0.00%
Target Retirement 2050 Fund Shares	0.00%
Target Retirement 2060 Fund Shares	0.00%
Tax Exempt Money Market Fund Shares	0.15%
C-2

Treasury Money Market Trust Shares	0.10%
Ultra Short-Term Bond Fund Institutional Shares	0.10%
Ultra Short-Term Bond Fund R6 Shares	0.01%
Value Fund Institutional Shares	0.10%
World Growth Fund Institutional Shares	0.10%

Effective July 1, 2019

C-3

FUND ADMINISTRATION, SERVICING AND ACCOUNTING AGREEMENT

AGREEMENT made as of the 1st day of July, 2019, between Victory Capital Management Inc., a corporation organized under the laws of the state of Delaware and having a place of business in Brooklyn, Ohio ("Victory Capital"), and USAA MTUUAL FUNDS TRUST, a business trust organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to organize separate series of the Trust (each a "Fund") and issue shares of capital stock of each Fund (the "Shares") in separate classes with each such class representing interests in a separate portfolio of securities and other assets of the Fund; and

WHEREAS, the Trust offers Shares in each of the Funds and classes now in existence as identified in Exhibit A hereto, or as the parties may agree from time to time to add in the future;

WHEREAS, the Trust desires to retain Victory Capital to render certain fund administration, shareholder servicing and fund accounting services to the Trust with respect to the Funds; and

WHEREAS, Victory Capital is willing to perform such services:

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.APPOINTMENT OF VICTORY CAPITAL

The Trust hereby appoints Victory Capital to act as administrator and shareholder servicing agent for the Funds for the period and on the terms herein set forth. Victory Capital accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.DUTIES OF VICTORY CAPITAL

Victory Capital shall administer the affairs of the Trust and provide administrative and shareholder- related services and fund accounting services with respect to the Funds as set forth in Schedules A, B and C ("Services"); provided, that Victory Capital shall not have any obligation to provide under this Agreement any services related to the distribution of Fund shares or any other services which are the subject of a separate agreement or arrangement between the Trust and Victory Capital or its affiliates with respect to the Funds.

Victory Capital may, at its expense, utilize agents in its performance of Services, including a sub- administrator or sub-fund accountant (an "Agent"); provided, however, that any agent (including any Agent) retained by Victory Capital shall be the agent of Victory Capital and not the agent of the Trust, and Victory Capital shall be fully responsible for the acts of any such agent (or Agent) and shall not be relieved of any of its responsibilities hereunder by the appointment of such agent (or Agent). In the event that an Agent is retained by Victory Capital at the request or instruction of the Trust, the foregoing shall not apply to the extent it is inconsistent with any written agreement(s) entered into by the parties with respect to such arrangement.

1

3.ALLOCATION OF EXPENSES

Victory Capital shall bear its own expenses in connection with the performance of its duties and responsibilities hereunder, except as provided herein; provided, however, that the Trust shall reimburse Victory Capital for its and any Agent's reasonable travel and related expenses incurred in attending meetings of the Board of Trustees of the Trust (the "Boards") at the request of the Board and relating to the Services provided herein. Victory Capital shall also furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Victory Capital shall pay all compensation, if any, of officers of the Trusts who are its own officers, employees or directors or who are officers employees or directors of its affiliated entities. Unless otherwise specifically provided herein, Victory Capital shall not be obligated to pay the compensation of any employee or agent of the Trust (who is not an officer employee or director of Victory Capital or its affiliated entities) retained by the Board.

Except for the services to be provided by Victory Capital set forth in Section 2 hereof and the Services provided by Victory Capital set forth in any other Agreement between the Trust and Victory Capital, the Trust assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse Victory Capital for any such expenses incurred by Victory Capital and its Agent provided in the preceding paragraph. The expenses to be borne by the Trust shall include, without limitation:

(a)the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of a Fund's cash, portfolio securities and other property;

(b)the charges and expenses of auditors;

(c)brokerage costs and commissions, if any, for transactions in the portfolio securities of the Funds;

(d)all taxes, including issuance and transfer taxes, and fees payable by a Fund to federal, state or other governmental agencies;

(e)the cost of share certificates representing Shares of a Fund;

(f)all expenses in connection with issuing and redeeming shares of beneficial interest in the Funds;

(g)fees involved in registering and maintaining registrations of the Trust and of its Shares with the Securities and Exchange Commission ("SEC") and various states and other jurisdictions;

(h)all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including prospectuses) to existing shareholders;

(i)computation of each Fund's net asset value per Share, including the use of equipment or services to price or value the Fund's investment portfolio;

(j)the cost of any services in connection with the operation of the Trust's liquidity risk management program adopted under Rule 22e-4 and preparation of reports to be filed on Form N-PORT, and N-CEN;

(k)the cost of complying with money market stress testing and monitoring and preparation of reports to be filed on Form N-MFP;

(l)compensation and travel expenses of Directors who are not "interested persons" of the Trust within the meaning of the 1940 Act;

(m)costs associated with errors & omissions insurance and the Trust's fidelity bond;

(n)litigation and other extraordinary or nonrecurring expenses;

(o)the expense of furnishing or causing to be furnished to each shareholder of a Fund a statement of the shareholder's account, including the expense of mailing;

(p)charges and expenses of legal counsel in connection with matters relating to the Funds, including, without limitation, legal services rendered in connection with the Funds' legal and financial structure and relations with its shareholders, issuance of Fund Shares, and registration and qualification of securities under federal, state and other laws;

(q)membership or association dues for the Investment Company Institute or similar organizations;

(r)interest payable on Fund borrowings; and

(s)postage.

4.FEE

(a)For the services and facilities to be provided by Victory Capital as provided in Section 2 hereof, the Trust shall pay to Victory Capital a monthly fee with respect to each Fund computed as set forth in Exhibit A hereto.

(b)In addition, the Trust shall also reimburse Victory Capital and any sub-administrator for all of their reasonable out-of-pocket expenses incurred as a result of providing the Services, except those specifically allocated to Victory Capital pursuant to Section 3 hereof.

(c)Victory Capital may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder.

(d)The parties acknowledge and agree that contractual fees for services under the Agreement may differ between Funds and between share classes due to a variety of factors, including but not limited to, the nature and extent of services in connection with a particular share class (e.g., retail vs. institutional) and account type (e.g. omnibus vs. direct accounts).

5.BOOKS AND RECORDS

Victory Capital shall keep and maintain all books and records that are customary or that are required to be kept in connection with the Services pursuant to applicable statutes, rules and regulations, including, without limitation, Rules 31a-1 and 31a-2 under the 1940 Act. Victory Capital further agrees that all such books and records shall be the property of the Trust. Victory Capital shall surrender such books and records promptly to the Trust on request, and make them available for inspection by the Trust, or by the

3

SEC upon demand. Victory Capital, shall promptly upon the Trust's demand, turn over to the Trust and cease to retain the files, records and documents created and maintained by it pursuant to this Agreement that are no longer needed by it in the performance of the Services or for its legal protection.

6.CONFIDENTIALITY; REGULATION S-P

(a)Victory Capital shall keep confidential all books and records relating to the Trust and its shareholders, except when (i) disclosure is required by law, (ii) Victory Capital is advised by counsel that it may incur liability for failure to make a disclosure, (iii) Victory Capital is requested to divulge such information by a court, governmental agency or entity or by a self- regulatory organization registered under the Securities Exchange Act of 1934, or (iv) as requested or authorized by the Trust (including pursuant to its policies and procedures). Victory Capital shall provide the Trust with reasonable advance notice of disclosure pursuant to items (i) – (iii) of the previous sentence, to the extent reasonably practicable.

(b)Nonpublic personal financial information relating to consumers or customers of the Trusts provided by, or at the direction of the Trust to Victory Capital, or collected or retained by Victory Capital in the course of performing its duties under this Agreement, shall be considered confidential information. Victory Capital shall not give, sell or in any way transfer such confidential information to any person or entity, other than affiliates of Victory Capital involved in servicing the Funds except at the direction of the Trust or the Funds or as required or permitted by law. Victory Capital represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Funds. The Trust represents to Victory Capital that the Trust has adopted a statement of its privacy policies and practices as required by the SEC's Regulation S-P and agrees to provide Victory Capital with a copy of that statement annually.

7.LIABILITY AND INDEMNIFICATION

Victory Capital shall exercise reasonable care in performing its services under this Agreement and shall not be liable to the Trust for any action or inaction, except for any action or inaction constituting willful misfeasance, bad faith or negligence in the performance of its duties hereunder or the reckless disregard of such duties.

The Trust shall indemnify and hold Victory Capital and its officers, directors and employees harmless from and against any and all loss, cost, damage and expense (a Loss), including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or suit relating to the performance of its duties under this Agreement, or any action or omission by it in the performance of its duties hereunder; provided, however, that this indemnification shall not apply to any Loss resulting from any action or inaction of Victory Capital constituting willful misconduct, bad faith or negligence in the performance of its duties or the reckless disregard of its duties under this Agreement. Prior to confessing any claim against it which may be the subject of this indemnification, Victory Capital shall give the Trust reasonable opportunity to defend against said claim in its own name or in the name of Victory Capital.

8.LIMITATION OF LIABILITY OF TRUSTEES AND SHAREHOLDERS

Victory Capital acknowledges the following limitation of liability:

The terms "USAA Mutual Funds Trust" and "Trustees" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust's Master Trust Agreement, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

9.THIRD-PARTY BENEFICIARIES

No person other than the Funds and Victory Capital is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Funds any direct, indirect, derivative, or other rights against the Adviser, or (ii) create or give rise to any duty or obligation on the part of Victory Capital (including without limitation any fiduciary duty) to any person other than the Funds (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

10.DURATION AND TERMINATION OF THIS AGREEMENT

(a)Duration. This Agreement shall become effective as of the date first set forth above and unless terminated shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved annually (a) by the Trust's Board of Trustees or by a vote of a majority of each Fund's outstanding voting securities (as defined in the 1940 Act) and (b) by a majority of the Trustees who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act.)

(b)Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board of Trustees of the Trust or by vote of a majority of each Fund's outstanding voting securities (as defined in the 1940 Act), or by Victory Capital on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate upon its assignment by Victory Capital; provided, however, that Victory Capital may delegate its duties as provided in Section 2 hereof.

11.SERVICES NOT EXCLUSIVE

The services of Victory Capital to the Trust hereunder are not to be deemed exclusive, and Victory Capital shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

12.GOVERNING LAW

This Agreement shall be governed by and provisions shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	VICTORY CAPITAL MANAGEMENT INC.
By: /s/ Christopher K. Dyer	By: /s/ Michael D. Policarpo_______________

Name: Christopher K. Dyer	Name: Michael D. Policarpo
Title: President	Title: President, Chief Financial Officer and
Chief Administrative Officer

EXHIBIT A

LISTING OF FUNDS AND FEES

NAME OF FUND	FEE RATE
Aggressive Growth Fund	0.15%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund – Institutional Shares	0.10%
California Bond Fund	0.15%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.15%
Global Equity Income Fund	0.15%
Global Equity Income Fund – Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund – Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund – Institutional Shares	0.10%
Government Securities Fund – R6 Shares	0.05%
Growth & Income Fund	0.15%
Growth & Income Fund – Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Institutional Shares	0.10%
High Income Fund – R6 Shares	0.05%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Stock Fund – R6 Shares	0.05%
Income Fund	0.15%
Income Fund – Institutional Shares	0.10%
Income Fund – R6 Shares	0.05%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.05%
International Fund	0.15%
International Fund – Institutional Shares	0.10%
International Fund – R6 Shares	0.05%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
7

NAME OF FUND	FEE RATE
Nasdaq-100 Index Fund	0.15%
Nasdaq-100 Index Fund – R6 Shares	0.05%
New York Bond Fund	0.15%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
500 Index Fund	0.06%
Science & Technology Fund	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Short-Term Bond Fund – R6 Shares	0.05%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Treasury Money Market Trust	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund – R6 Shares	0.05%
Value Fund	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
World Growth Fund	0.15%
World Growth Fund – Institutional Shares	0.10%

(a)The Trust shall pay Victory Capital a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b)The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

SCHEDULE A

to the ADMINISTRATION, SERVICING AND ACCOUNTING AGREEMENT

ADMINISTRATION SERVICES

Victory Capital will provide all administrative services required for the operation of the business and affairs of the Trust, other than any additional service not set forth in this Agreement which the Trusts request Victory Capital to provide and which Victory Capital declines to provide in writing. Subject to the foregoing, Victory Capital's responsibilities include, but are not limited to, the following services:

1.Furnish without cost to the Trust, or pay the cost of, such office space, office equipment and office facilities as are adequate for the Trust's needs with respect to the Funds.

2.Calculate contractual Trust expenses and make and control all disbursements for the Trust, subject to review and approval of an officer of the Trust or other authorized person including administration of trustee and vendor fees and compensation on behalf of the Trust;

3.Calculate all capital gain and distribution information relating to the Funds and their shareholders of record ("Shareholders") and coordinate as necessary with the Trust's transfer agent with respect to, among other things, the payment of dividends and other distributions to Shareholders;

4.Prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities laws) as may be necessary or desirable to register the Shares with state securities authorities, monitor the sale of Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Funds and the Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the registration of the Funds and the Shares with state securities authorities to enable each Fund to make a continuous offering of its Shares;

5.Prepare drafts of the annual report to Shareholders and semi-annual report for each Fund; prepare and file the final certified versions thereof on Form N-CSR; prepare and file the Trust's Form N- CEN; and file all required notices pursuant to Rule 24f-2;

6.Calculate performance data of the Funds for dissemination to information services covering the investment company industry;

7.Prepare and file the Trust's tax returns, including federal, state, local and excise tax returns, issue all tax-related information to Shareholders, including IRS Form - 1099 and other applicable tax forms;

8.Make available appropriate individuals to serve as officers of the Trust (to serve only in ministerial or administrative capacities relevant to the Services, except as otherwise provided in this Agreement) upon designation as such by the Boards;

9.Assist with the design, development, and operation of the Funds, including new classes, investment objectives, policies and structure;

10.Monitor and advise the Trust and its Funds on their regulated investment company status under the Internal Revenue Code of 1986, as amended. In connection with the foregoing, prepare and send quarterly reminder letters related to such status, and prepare quarterly compliance checklist for use by investment adviser(s) if requested;

11.Assist the Trust in developing portfolio compliance procedures for each Fund;

12.Perform daily compliance testing to monitor adequacy of securities earmarked as collateral for portfolio securities per instructions from the Adviser;

13.Provide daily and periodic compliance monitoring services incorporating certain portfolio compliance procedures, which include, among other matters, compliance with investment restrictions imposed by the 1940 Act, each Fund's investment objective, defined investment policies, and restrictions, tax diversification, and distribution and income requirements, provided such are determinable based upon the Fund's accounting records. In connection with the foregoing, review quarterly compliance reports that are prepared by the investment adviser(s), and notify appropriate Fund officers and investment adviser of mark-to-market issues pursuant to Board-approved procedures. Victory Capital will also provide the Board with reports summarizing its compliance reviews;

14.Provide assistance and guidance to the Trusts with respect to matters governed by or related to regulatory requirements and developments including: monitoring regulatory and legislative developments which may affect the Trusts and assisting in strategic planning in response;

15.Provide appropriate assistance with respect to audits conducted by the Funds' independent auditors, including compiling data and other information as necessary;

16.Furnish advice and recommendations with respect to other aspects of the business and affairs of the Funds as the Trust shall request and the parties shall agree in writing;

17.Prepare quarterly brokerage allocation compliance checklist and supporting documentation for use by investment adviser(s), as requested;

18.Maintain corporate records on behalf of the Trust, including, but not limited to, minute books, the governing Trust documents and By-Laws;

19.To assist the Trust in connection with its obligations under Sarbanes-Oxley Act of 2002, Rule 30a-2 under the 1940 Act, or any other related law or regulation (collectively, "SO Laws" and such forms, collectively, "Reports"), internally establish and maintain its own controls and procedures ("Victory Capital internal controls") designed to ensure that information recorded, processed, summarized, or reported by Victory Capital on behalf of the Trust and included in Reports is (a) recorded, processed, summarized, and reported by Victory Capital within the time periods specified in the SEC's rules and forms and the Trust's Disclosure Controls and Procedures ("DCPs"), and (b) communicated to the relevant Certifying Officers consistent with the Trust DCPs.

Solely for the purpose of providing any Certifying Officer with a basis for certification, Victory Capital will (i) provide a sub-certification with respect to the Services during any fiscal period in which Victory Capital served as financial administrator to the Trust consistent with the requirements of the certification required under SO Laws and/or (ii) inform the Certifying Officers of any reason why all or part of such certification would be inaccurate. In rendering any such sub-certification, Victory Capital may (a) limit its representations to information prepared, processed and reported by Victory Capital; (b) rely upon and assume the accuracy of the information provided by officers and other authorized agents of the Trust, including all Other Providers to the Trust, and compliance by such officers and agents with the Trust DCPs; and (c) assume that the Trust has selected the appropriate accounting policies for the Fund(s).

The Trust shall assist and cooperate with Victory Capital (and shall cause its officers, and Other Providers to assist and cooperate with Victory Capital) to facilitate the delivery of information requested by Victory Capital in connection with the preparation of the Trust's Form N-CSR (and such other reports designated by the SEC in the future), including Trust financial statements, so that Victory Capital may submit a draft Report to the Trust's Disclosure Controls and Procedures Committee ("Fund DCP Committee") prior to the date the relevant Report is to be filed.

The Certifying Officers and the Chief Compliance Officer of the Trust shall be deemed to constitute the Fund DCP Committee in cases in which no other Fund DCP Committee has been designated or is operative. In connection with its review and evaluations, the Fund DCP Committee shall establish a schedule to ensure that all required disclosures in Form N-CSR and in the financial statements for each Fund are identified and prepared in a timeframe sufficient to allow review by the Fund DCP Committee at least 10 days prior to the date the relevant report is to be filed. At the request of the Trust or its Certifying Officers, Victory Capital shall provide reasonable administrative assistance to the Trust in connection with obtaining service provider sub-certifications, SSAE-16/SOC 1 reports on internal controls, and any applicable representations to bring such certifications current to the end of the reporting period, and in preparing summaries of issues raised in such documents. Victory Capital shall provide all administrative services that are necessary and appropriate for the Trust to comply with its obligations under SO Laws. The Trust shall support and facilitate the role of each Certifying Officer and the Fund DCP Committee in, designing and maintaining the Trust DCPs in accordance with applicable laws, including (a) ensuring that the Fund DCP Committee and/or Certifying Officers obtain and review sub-certifications and reports on internal controls from the Trust's investment adviser(s) and other service providers, if any, sufficiently in advance of the date upon which the relevant financial statements must be finalized by Victory Capital (in order to print, distribute and/or file the same hereunder), (b) evaluation of the effectiveness of the design and operation of the Trust DCPs, under the supervision, and with the participation of, the Certifying Officers, within the requisite timeframe prior to the filing of each Report, and (c) ensuring that its Certifying Officers render the requisite certifications or take such other actions as may be permitted or required under applicable laws;

20.Prepare and file monthly holdings reports on Form N-PORT with the SEC, effective for the period beginning June 1, 2018 or such other date as the SEC may adopt;

21.Prepare and file monthly holdings reports on Form N-MFP with the SEC, as required;

22.Notify the Adviser and counsel to the Trust of all documents filed by Victory Capital with the SEC;

23.Obtain, maintain and file fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust at the expense of the Trust and Funds in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act, to the extent such bonds and policies are approved by the Boards;

24.Coordinate, subject to review by counsel to the Trust, (i) the annual update to the Trust's registration statement on Form N-1A, (ii) other amendments to the Trust's registration statement and supplements to its Prospectus and Statement of Additional Information, (iii) Notices of Annual or Special Meetings of Shareholders of the Trust and proxy materials relating thereto, (iv) information statements relating to sub-advisers and file same with the SEC upon the request of the Trust or counsel to the Trust;

25.Provide financial information for (i) the annual updates to the Trust's registration statement on Form N-1A; (ii) supplements to the Trust's Prospectuses and SAIs; and (iii) such other filings as necessary from time to time;

26.Coordinate with Other Providers the preparation of, with the assistance and approval of counsel to the Trust and officers, drafts of communications to Shareholders, including the annual report to Shareholders and prepare drafts of the certified semi-annual report for each Fund;

27.Coordinate the distribution of prospectuses, supplements, proxy materials and reports to Shareholders; and coordinate the solicitation and tabulation of proxies in connection with any annual and special meetings of Shareholders, if one is held;

28.Assist with the layout and printing of prospectuses and assist with and coordinate layout and printing of the Funds' semi-annual and annual reports to Shareholders;

29.Oversee the activities of and administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, investment sub-advisers, distributors, custodian, transfer agents and other vendors;

30.Administer any lines of credit maintained on the Trust's behalf for temporary borrowing purposes and the operation of the Funds' interfund lending program;

31.Administer the Trust's securities lending program;

32.Coordinate the implementation of service arrangements covered by any shareholder service plans adopted by the Board, if any, with the financial institutions that serve, or propose to serve, as shareholder services agents thereunder ("Shareholder Service Agents"); review the qualifications of Shareholder Service Agents to serve as such under the relevant Shareholder Service Plan; and coordinate and assist in the Trust's execution and delivery of shareholder service agreements;

33.Assist the Trust and provide on-site personnel in preparing responses to and providing documents for routine regulatory examinations or investigations; and coordinate with and take instructions from counsel to the Trust in response to such routine or non-routine regulatory matters. The assistance to be provided with respect to SEC inspections includes (i) rendering advice regarding proposed responses (ii) compiling data and other information in response to SEC requests for information and (iii) communicating with Fund management and portfolio managers to provide status updates;

34.Prepare for Board meetings by (i) preparing and coordinating collection of the relevant sections of the Board materials pertaining to the responsibilities of Victory Capital and the various service providers, (ii) assisting and coordinating special materials related to annual contract approvals and approval of rule 12b-1 plans and related matters, (iii) attending Board meetings, and (iv) performing such other Board meeting functions as agreed by the parties;

35.Not less frequently than annually (a) review the business of the Trust and the Services and the adequacy of the administrative services to satisfy applicable laws and rules and the business needs of the Trust and (b) determine whether additional or supplemental services are necessary for the operation of the Funds; inform the Board of the Trust how these additional or supplemental services, if any, shall be provided and what additional costs and fees would be associated with same;

36.Provide daily and periodic compliance monitoring services with respect to Rule 22c-2, the Funds' market timing policies and procedures; implement and maintain Shareholder Information Agreements with financial intermediaries and request necessary information from financial intermediaries. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22c-2. The Administrator has established policies and procedures reasonably designed to accomplish this and will provide the Board with quarterly results of market timing reviews or more frequent reports if requested. The Administrator will oversee the Funds' transfer agents with regard to the Rule 22c-2 Services Agreement and will oversee any other party with which the Administrator subcontracts with regard to the Services under this Agreement;

37.Administer the operation of the Trust's liquidity risk management program adopted pursuant to Rule 22e-4. The Administrator will use commercially reasonable efforts to make sure the Funds comply with Rule 22e-4 and will engage the services of any outside service s to provide such services which are, in the Administrator's opinion, reasonably necessary and advisable to support ongoing compliance with the requirements of Rule 22e-4. Together with Citi personnel or the personnel of another service provider, the Administrator will supply the necessary personnel to form the Liquidity Committee or other body that is designated to oversee the program;

38.Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust with respect to the Funds, including without limitation the Trust's custodian, independent auditors and legal counsel;

39.Provide such other services as the parties may from time to time agree in writing.

SCHEDULE B

to the ADMINISTRATION, SERVICING AND ACCOUNTING AGREEMENT

SHAREHOLDER SERVICING SERVICES

Victory Capital will provide all shareholder servicing services required for the operation of the business and affairs of the Trust, other than any additional service not set forth in this Agreement which the Trusts request Victory Capital to provide and which Victory Capital declines to provide in writing. Subject to the foregoing, Victory Capital's responsibilities include, but are not limited to, the following services:

1.Process and/or coordinate as necessary with the Trust's transfer agent with respect to, among other things, requests by Shareholders for the purchase and redemption of Fund Shares; implementation of wire transfers in connection with the purchase and redemption of Fund Shares, exchange offers involving concurrent purchases and redemptions of Shares of one or more Funds or Shares of other mutual funds within the fund complex;

2.Furnish and/or coordinate as necessary with the Trust's transfer agent with respect to (either separately or on an integrated basis with other reports) monthly, quarterly and/or annual statements and confirmations of all account activity with respect to each Fund to Shareholders;

3.Respond to shareholder complaints and other correspondence directed to or brought to the attention of Victory Capital;

4.Respond to shareholder inquiries requesting information regarding matters such as shareholder account or transaction status, net asset value of Fund shares, Fund performance, Fund services, plans and options, Fund investment policies, Fund portfolio holdings and Fund distributions and taxation thereof;

5.Develop and maintain a website and call center for Shareholders to facilitate Shareholder inquiries and support other Shareholder functions;

6.Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust with respect to servicing Shareholders, including without limitation the Trust's transfer agent; and

7.Provide such other services as the parties may from time to time agree in writing.

SCHEDULE C

to the ADMINISTRATION, SERVICING AND ACCOUNTING AGREEMENT

FUND ACCOUNTING SERVICES

1.Record Maintenance

Victory Capital will keep and maintain the following books and records of each Fund pursuant to Rule 31a-1 under the Investment Company Act of 1940, as amended (the "Rule") with the required time and format applicable to such records as set forth in Rule 31a-2, including among others:

a.Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

b.General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

c.Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

d.A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

2.Accounting Services

In addition to the maintenance of the books and records specified above, Victory Capital shall perform the following account services daily for each Fund:

a.Allocate income and expense and calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

b.Apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trust ("Valuation Procedures"), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair value pricing services or other vendors approved by the Trusts (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination under the Valuation Procedures, and (C) prices obtained from each Fund's investment adviser or other designee, as approved by the Board. The Trust instructs and authorizes Victory Capital to provide information pertaining to the Funds' investments to Fair Value Information Vendors in connection with the fair value determinations made under the Valuation Procedures and other legitimate purposes related to the services to be provided hereunder;

c.Coordinate the preparation of reports that are prepared or provided by Fair Value Information Vendors which help the Trust and Board to monitor and evaluate its use of fair value pricing information under its Valuation Procedures;

d.Assist in identifying instances where market prices are not readily available, or are unreliable, each as set forth within parameters included in the Trust's Valuation Procedures;

e.Verify and reconcile with the Funds' custodian all daily trade activity;

f.Compute, as appropriate, each Fund's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, and weighted average portfolio maturity;

g.Review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;

h.If applicable, report to the Board, or otherwise at the Trust's request, the daily market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

i.Determine and report unrealized appreciation and depreciation on securities held in variable net asset value Funds;

j.Amortize premiums and accrete discounts on fixed income securities purchased at a price other than face value, in accordance with the Generally Accepted Accounting Principles of the United States or any successor principles;

k.Update fund accounting system to reflect rate changes, as received from a Fund's investment adviser or authorized pricing service, on variable interest rate instruments;

l.Post Fund transactions to appropriate categories;

m.Review and approve the accrual of Fund expenses calculated by Victory Capital or its delegate;

n.Determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

o.Provide accounting reports in connection with the regular annual audit and other audits and examinations by regulatory agencies;

p.Provide such periodic reports as the parties shall agree upon, as set forth in a separate schedule; and

q.Calculate the dividend and capital gain distribution, if any;

r.Calculate the yield;

s.Provide the following reports:

i.a current security position report;

ii.a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

iii.a broker commission report; and

iv.a current cash position report (including cash available from portfolio sales and maturities and sales of a Fund's Shares less cash needed for redemptions and settlement of portfolio purchases); and

t.Such other similar services with respect to a Fund as may be reasonably requested by the Trust.

3.Financial Statement and Regulatory Filings

Victory Capital shall also perform the following additional accounting services for each Fund:

a.Provide accounting information for the following (in compliance with Reg. S-X, as applicable):

i.federal and state income tax returns and federal excise tax returns;

ii.the Funds' semi-annual reports on Form N-CEN and the N-CSR;

iii.the Funds' quarterly schedules of investment for filing with the SEC on Form N-PORT, effective through the period ending March 31, 2019;

iv.the Funds' monthly schedules of investments for filing with the SEC on Form N-PORT, effective for the period beginning June 1, 2018;

v.the Funds' annual and semi-annual shareholder reports and quarterly Board meetings;

vi.registration statements on Form N-lA and other filings relating to the registration of shares, including required performance information;

vii.the Funds' status as a regulated investment company under Subchapter M of the Internal Revenue Code;

viii.annual audit by the Funds' auditors; and

ix.examinations performed by the SEC;

b.Calculate turnover and expense ratio;

c.Prepare schedule of Capital Gains and Losses;

d.Provide daily cash report;

e.Maintain and report security positions and transactions in accounting system;

f.Prepare Broker Commission Report;

g.Monitor expense limitations; and

h.Provide unrealized gain/loss report.

EXPENSE LIMITATION AGREEMENT

USAA MUTUAL FUNDS TRUST

THIS AGREEMENT, effective as of July 1, 2019, by and between Victory Capital Management Inc. (the "Investment Adviser") and USAA Mutual Funds Trust, a Delaware statutory trust (the "Trust"), on behalf of each series portfolio listed on Schedule A hereto, (each a "Fund" and collectively the "Funds") individually, and not jointly;

WHEREAS, the Trust is an open-end management investment company of a series type registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Investment Adviser have entered into an investment advisory agreement on behalf of the Funds (the "Advisory Agreement"), pursuant to which the Investment Adviser provides investment advisory services to the Funds for compensation based on the value of the average daily net assets of each Fund; and

WHEREAS, the Trust and the Investment Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain each Fund's aggregate expenses below a level which may normally be incurred by the Fund;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.Expense Limitation.

1.1.Applicable Expense Limitation. To the extent that the aggregate expenses incurred by a Fund in any fiscal year, including but not limited to investment advisory fees of the Investment Adviser (but excluding acquired fund fees and expenses, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Fund's business), exceed the Operating Expense Limit, as defined in Section 1.2 below, such excess amount shall be the liability of the Investment Adviser.

1.2.Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the relevant class of shares of each Fund.

2.Term and Termination of Agreement.

This Agreement shall become effective on the date stated above only if approved by the Board of Trustees of the Trust ("Board") and by a majority of the Trustees who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement. This Agreement shall remain in effect with respect to each Fund for the period shown on Schedule A, unless the Board approves otherwise. The Investment Adviser may extend the duration of any Operating Expense Limit for any Fund by delivering a revised Agreement to the Trust reflecting such extension. This Agreement shall terminate with respect to any Fund upon termination of the Advisory Agreement on behalf of that Fund.

1

3.Recovery of Excess Expenses.

3.1Repayment. To the extent that the Investment Adviser has waived all or part of its fees and/or reimbursed any of a Fund's expenses to satisfy its liability for amounts in excess of that Fund's Operating Expense Limit, the Investment Adviser may, if the Advisory Agreement is still in effect on behalf of that Fund, seek from that Fund repayment of such amounts for up to three years after the fiscal year in which the Investment Adviser waived any such fees and/or reimbursed any such expenses. Subject to the above described requirement that the Advisory Agreement be in effect and the three year time limitation, the right of the Investment Adviser to repayment from a Fund under this Section 3.1 shall survive the termination of this Agreement with respect to that Fund.

3.2Limitations on Repayments. A Fund will make no repayment if during the year in which the Investment Adviser seeks such repayments, the fund's operating expenses exceed either (a) the Operating Expense Limit in effect at the time of the original fee waiver or expense reimbursement, or (b) the Operating Expense Limit in effect at the time the Investment Adviser seeks such repayment. Any amounts repaid pursuant to Section 3.1 of this Agreement shall not include any additional charges, fees or interest.

3.3Board Reports. Any amounts repaid pursuant to Section 3.1 of this Agreement will be reported to the Trust's Board of Trustees at its first regular meeting following the quarter in which the repayment occurred.

4.Performance Fees. The amount of any waivers or reimbursements under Section 1 and the amount of any repayments under Section 3 shall be calculated without regard to the impact of any performance adjustment to the Fund's advisory fee under the respective investment advisory agreement with the Investment Adviser.

5.Miscellaneous.

5.1.Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

5.2.Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

5.3.Definitions. Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

2

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

USAA MUTUAL FUNDS TRUST, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer
Name:	Christopher K. Dyer
Title:	President
VICTORY CAPITAL MANAGEMENT INC.
By:	/s/ Michael D. Policarpo
Name:	Michael D. Policarpo
Title:	President, Chief Financial Officer and Chief
Administrative Officer

3

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT

DATED JULY 1, 2019

OPERATING EXPENSE LIMITS

	Maximum
Fund/Class	Operating	Effective Date of	Date of
March 31 FYE Funds	Expense Limit	Waiver	Termination
USAA California Bond Fund Adviser Shares	0.80%	July 1, 2019	June 30, 2021
USAA California Bond Fund Shares	0.54%	July 1, 2019	June 30, 2021
USAA Global Equity Income Fund	0.90%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Global Equity Income Fund Shares	1.00%	July 1, 2019	June 30, 2021
USAA New York Bond Fund Adviser Shares	0.90%	July 1, 2019	June 30, 2021
USAA New York Bond Fund Shares	0.65%	July 1, 2019	June 30, 2021
USAA Target Managed Allocation Fund	0.65%	July 1, 2019	June 30, 2021
USAA Tax Exempt Intermediate-Term	0.75%	July 1, 2019	June 30, 2021
Fund Adviser Shares
USAA Tax Exempt Intermediate-Term	0.48%	July 1, 2019	June 30, 2021
Fund Shares
USAA Tax Exempt Long-Term Fund	0.70%	July 1, 2019	June 30, 2021
Adviser Shares
USAA Tax Exempt Long-Term Fund Shares	0.48%	July 1, 2019	June 30, 2021
USAA Tax Exempt Money Market Fund	0.56%	July 1, 2019	June 30, 2021
USAA Tax Exempt Short-Term Fund	0.75%	July 1, 2019	June 30, 2021
Adviser Shares
USAA Tax Exempt Short-Term Fund Shares	0.51%	July 1, 2019	June 30, 2021
USAA Virginia Bond Fund Adviser Shares	0.80%	July 1, 2019	June30, 2021
USAA Virginia Bond Fund Shares	0.54%	July 1, 2019	June 30, 2021
	Maximum
Fund/Class	Operating	Effective Date of	Date of
May 31 FYE Funds	Expense Limit	Waiver	Termination
USAA Cornerstone Aggressive Fund	1.10%	July 1, 2019	June 30, 2021
USAA Cornerstone Conservative Fund	0.10%	July 1, 2019	June 30, 2021
USAA Cornerstone Equity Fund	0.10%	July 1, 2019	June 30, 2021
USAA Cornerstone Moderate Fund	1.00%	July 1, 2019	June 30, 2021
USAA Cornerstone Moderately Aggressive	0.98%	July 1, 2019	June 30, 2021
Fund
USAA Cornerstone Moderately	0.90%	July 1, 2019	June 30, 2021
Conservative Fund

	Maximum
Fund/Class	Operating	Effective Date of	Date of
May 31 FYE Funds	Expense Limit	Waiver	Termination
USAA Emerging Markets Fund Adviser	1.75%	July 1, 2019	June 30, 2021
Shares
USAA Emerging Markets Fund	1.29%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Emerging Markets Fund Shares	1.48%	July 1, 2019	June 30, 2021
USAA Government Securities Fund	0.75%	July 1, 2019	June 30, 2021
Adviser Shares
USAA Government Securities Fund	0.39%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Government Securities Fund R6	0.35%	July 1, 2019	June 30, 2021
Shares
USAA Government Securities Fund Shares	0.48%	July 1, 2019	June 30, 2021
USAA Growth and Tax Strategy Fund	0.61%	July 1, 2019	June 30, 2021
USAA International Fund Adviser Shares	1.35%	July 1, 2019	June 30, 2021
USAA International Fund Institutional	0.99%	July 1, 2019	June 30, 2021
Shares
USAA International Fund R6 Shares	0.85%	July 1, 2019	June 30, 2021
USAA International Fund Shares	1.06%	July 1, 2019	June 30, 2021
USAA Managed Allocation Fund	0.74%	July 1, 2019	June 30, 2021
USAA Precious Metals and Minerals Fund	1.34%	July 1, 2019	June 30, 2021
Adviser Shares
USAA Precious Metals and Minerals Fund	1.00%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Precious Metals and Minerals Fund	1.27%	July 1, 2019	June 30, 2021
Shares
USAA Treasury Money Market Trust	0.35%	July 1, 2019	June 30, 2021
USAA World Growth Fund Adviser Shares	1.35%	July 1, 2019	June 30, 2021
USAA World Growth Fund Institutional	1.00%	July 1, 2019	June 30, 2021
Shares
USAA World Growth Fund Shares	1.09%	July 1, 2019	June 30, 2021
	Maximum
Fund/Class	Operating	Effective Date of	Date of
July 31 FYE Funds	Expense Limit	Waiver	Termination
USAA Aggressive Growth Fund	0.70%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Aggressive Growth Fund Shares	0.75%	July 1, 2019	June 30, 2021
USAA Capital Growth Fund Institutional	1.10%	July 1, 2019	June 30, 2021
Shares
USAA Capital Growth Fund Shares	1.12%	July 1, 2019	June 30, 2021
USAA Growth & Income Fund Institutional	0.84%	July 1, 2019	June 30, 2021
Shares

	Maximum
Fund/Class	Operating	Effective Date of	Date of
July 31 FYE Funds	Expense Limit	Waiver	Termination
USAA Growth & Income Fund Adviser	1.15%	July 1, 2019	June 30, 2021
Shares
USAA Growth & Income Fund Shares	0.88%	July 1, 2019	June 30, 2021
USAA Growth Fund Institutional Shares	0.88%	July 1, 2019	June 30, 2021
USAA Growth Fund Shares	0.92%	July 1, 2019	June 30, 2021
USAA High Income Fund Adviser Shares	1.00%	July 1, 2019	June 30, 2021
USAA High Income Fund Institutional	0.73%	July 1, 2019	June 30, 2021
Shares
USAA High Income Fund R6 Shares	0.65%	July 1, 2019	June 30, 2021
USAA High Income Fund Shares	0.83%	July 1, 2019	June 30, 2021
USAA Income Fund Adviser Shares	0.77%	July 1, 2019	June 30, 2021
USAA Income Fund Institutional Shares	0.46%	July 1, 2019	June 30, 2021
USAA Income Fund R6 Shares	0.39%	July 1, 2019	June 30, 2021
USAA Income Fund Shares	0.52%	July 1, 2019	June 30, 2021
USAA Income Stock Fund Institutional	0.72%	July 1, 2019	June 30, 2021
Shares
USAA Income Stock Fund R6 Shares	0.65%	July 1, 2019	June 30, 2021
USAA Income Stock Fund Shares	0.76%	July 1, 2019	June 30, 2021
USAA Intermediate-Term Fund Adviser	0.87%	July 1, 2019	June 30, 2021
Shares
USAA Intermediate-Term Fund	0.52%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Intermediate-Term Fund R6 Shares	0.39%	July 1, 2019	June 30, 2021
USAA Intermediate-Term Fund Shares	0.59%	July 1, 2019	June 30, 2021
USAA Money Market Fund	0.62%	July 1, 2019	June 30, 2021
USAA Science & Technology Fund Adviser	1.34%	July 1, 2019	June 30, 2021
Shares
USAA Science & Technology Fund Shares	1.06%	July 1, 2019	June 30, 2021
USAA Short-Term Bond Fund Adviser	0.73%	July 1, 2019	June 30, 2021
Shares
USAA Short-Term Bond Fund Institutional	0.43%	July 1, 2019	June 30, 2021
Shares
USAA Short-Term Bond Fund R6 Shares	0.39%	July 1, 2019	June 30, 2021
USAA Short-Term Bond Fund Shares	0.53%	July 1, 2019	June 30, 2021
USAA Small Cap Stock Fund Institutional	0.98%	July 1, 2019	June 30, 2021
Shares
USAA Small Cap Stock Fund Shares	1.10%	July 1, 2019	June 30, 2021
USAA Value Fund Adviser Shares	1.27%	July 1, 2019	June 30, 2021
USAA Value Fund Institutional Shares	0.88%	July 1, 2019	June 30, 2021
USAA Value Fund Shares	0.96%	July 1, 2019	June 30, 2021

	Maximum
Fund/Class	Operating	Effective Date of	Date of
December 31 FYE Funds	Expense Limit	Waiver	Termination
USAA 500 Index Fund Member Shares	0.25%	July 1, 2019	June 30, 2021
USAA 500 Index Fund Reward Shares	0.15%	July 1, 2019	June 30, 2021
USAA Extended Market Index Fund Shares	0.43%	July 1, 2019	June 30, 2021
USAA Global Managed Volatility Fund	0.70%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Global Managed Volatility Fund	0.90%	July 1, 2019	June 30, 2021
Shares
USAA NASDAQ-100 Index Fund R6 Shares	0.40%	July 1, 2019	June 30, 2021
USAA NASDAQ-100 Index Fund Shares	0.48%	July 1, 2019	June 30, 2021
USAA Target Retirement 2020 Fund	0.04%	July 1, 2019	June 30, 2021
USAA Target Retirement 2030 Fund	0.03%	July 1, 2019	June 30, 2021
USAA Target Retirement 2040 Fund	0.02%	July 1, 2019	June 30, 2021
USAA Target Retirement 2050 Fund	0.04%	July 1, 2019	June 30, 2021
USAA Target Retirement 2060 Fund	0.10%	July 1, 2019	June 30, 2021
USAA Target Retirement Income Fund	0.07%	July 1, 2019	June 30, 2021
USAA Ultra Short-Term Bond Fund	0.55%	July 1, 2019	June 30, 2021
Institutional Shares
USAA Ultra Short-Term Bond Fund R6	0.39%	July 1, 2019	June 30, 2021
Shares
USAA Ultra Short-Term Bond Fund Shares	0.60%	July 1, 2019	June 30, 2021

A-4